Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

      Transaction Systems Architects Announces Continued NASDAQ Listing Of Its
                                Common Stock


(OMAHA, Neb.--January 15, 2003)-- Transaction Systems Architects, Inc. (Nasdaq:
TSAIE; formerly TSAI), a leading global provider of enterprise e-payments and e-commerce solutions, announced today that the NASDAQ Listing Qualifications Panel has determined to continue the listing of the company's common stock on the NASDAQ National Market and that the delisting proceedings have been closed. Effective with the opening of business on Friday January 17, 2003, the trading symbol for the company's common stock will once again be TSAI. This decision follows the company's January 13, 2003 filing of its Form 10-K for fiscal 2002 and amended Form 10-Q for the fiscal quarter ended June 30, 2002.

About Transaction Systems Architects, Inc.

Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,650 product systems in 71 countries on six continents.

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